UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/13/2007

DELTIC TIMBER CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12147

DE	71-0795870
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

210 East Elm Street, P O Box 7200, El Dorado, AR 71730
(Address of principal executive offices, including zip code)

870-881-6411
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Deltic Timber Corporation (NYSE-DEL) today announced that its Board of Directors has authorized management to expand the Company's Common Stock repurchase program by $25 million.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTIC TIMBER CORP

Date: December 13, 2007	By:	/s/ Phillip A. Pesek
Phillip A. Pesek
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.	Press Release